Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the amendment no. 1 to the registration statement on Form S-3 (No. 333-251140) of our report dated March 30, 2020, with respect to the consolidated financial statements of Usio, Inc. and Subsidiaries as of December 31, 2019 and 2018 and for the years then ended appearing in the Annual Report (Form 10-K) for the year ended December 31, 2019.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Akin Doherty Klein and Feuge, P.C.

Akin Doherty Klein and Feuge, P.C.

San Antonio, TX

December 31, 2020